Exhibit 10.1

ADDENDUM TO

SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS ADDENDUM TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Addendum”) is made as of the 22nd day of July, 2022 by and between UNIVERSAL SECURITY INSTRUMENTS, INC., a Maryland corporation (the “Company”) and HARVEY B. GROSSBLATT (the “Executive”).

INTRODUCTORY STATEMENT

The Company and Executive entered into a Second Amended and Restated Employment Agreement dated as of July 18, 2005, as amended (the “Original Agreement”). The parties desire to extend the term of the Original Agreement for an additional one-year term.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

A.       All capitalized terms not otherwise defined in this Addendum shall have the meanings set forth in the Original Agreement.

B.       The first sentence of Section 1(b) of the Original Agreement is hereby amended in it entirety to read as follows:

Subject to Section 7, the Company shall employ the Executive pursuant to the terms hereof for the period commencing as of the date hereof and ending on July 31, 2023.

C.       In all other respects, the Original Agreement, as amended hereby, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the day and year first above written.

UNIVERSAL SECURITY INSTRUMENTS, INC.

By:	/s/
James B. Huff, Vice President

/s/
Harvey B. Grossblatt